DrivenBrands

2021.Q3

THIRD QUARTER HIGHLIGHTS

Metric	Value
REVENUE	$371.1M (+39%)
NET INCOME	$33.1M
EARNINGS PER SHARE	$0.19
ADJUSTED NET INCOME	$43.5M
ADJUSTED EARNINGS PER SHARE	$0.26
ADJUSTED EBITDA	$98.0M (+42%)

SYSTEM-WIDE SALES $1.2 BILLION

NET STORE GROWTH

MAINTENANCE	CAR WASH	PAINT, COLLISION & GLASS	PLATFORM SERVICES	TOTAL
+21	+39	-8	+1	+53

SEGMENT PERFORMANCE

SAME STORE SALES*

MAINTENANCE	CAR WASH	PAINT, COLLISION & GLASS	PLATFORM SERVICES	DRVN
+17.0%	+6.2%	+10.8%	+15.8%	+12.8%

*Car Wash same-store sales reflects performance for the full quarter.
Total same-store sales includes Car Wash performance on a pro-rata basis beginning in August.

	% OF SYSTEM-WIDE SALES	% OF REVENUE	% OF SEGMENT-ADJUSTED EBITDA
Maintenance	28%	40%	39%
Car Wash	10%	34%	30%
Paint Collision & Glass	52%	14%	18%
Platform Services	10%	12%	13%

LONG-TERM TARGETS

GROWTH

SAME-STORE SALES	REVENUE	ADJUSTED EBITDA	ADJUSTED NET INCOME
LOW SINGLE-DIGIT %	LOW DOUBLE-DIGIT %	LOW DOUBLE-DIGIT %	MID-TO HIGH-TEENS %

This document contains Non-GAAP financial measures. For full financial data and Non-GAAP reconciliations, please refer to the associated press release dated October 27, 2021 available at investors.drivenbrands.com. This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. For risks and other factors that may cause actual results to differ materially from expectations, refer to the "Risk Factors" in our most recent Form 10-K, as supplemented by our Q2 2021 Form 10-Q, available at investors.drivenbrands.com.